Exhibit 99.1

FOR IMMEDIATE RELEASE

SWK Holdings Highlights Recent Achievements and Provides Portfolio Update

DALLAS—ACCESSWIRE--July 17, 2024--SWK Holdings Corporation (Nasdaq: SWKH) (“SWK” or the “Company”), a life science-focused specialty finance company catering to small and mid-sized commercial-stage companies, today provided a corporate progress update as well as a summary of the achievements of its borrower portfolio companies.

“During the second quarter we advanced capital to two existing borrowers and are working towards an additional closing in the next month,” said SWK President and CEO Jody Staggs.

“Importantly, several of our borrower partners took advantage of the strong capital markets to raise equity or other forms of non-dilutive financing. We also repurchased $1 million of stock during the quarter and in July welcomed Adam Rice, CPA as our new Chief Financial Officer.”

SWK anticipates reporting second quarter 2024 results on Thursday, August 15 and will hold a conference call on Friday, August 16.

Summary of Recent Corporate Highlights:

•	Adam Rice joined SWK as Chief Financial Officer in July.
•	Courtney Baker was promoted from Assistant Controller to Controller in June.
•	During the second quarter of 2024, SWK repurchased 58,567 shares of stock for a total cost of $1.0 million.
•	Year-to-date 2024 through July 15, 2024, SWK has repurchased 197,969 shares of stock for a total cost of $3.4 million.

New Financings:

•	In May, we funded an additional $2.0 million of term loan to AOTI, Inc. to support the company’s continued growth.
•	In June, Journey Medical Corporation (“Journey”) drew the $5.0M of additional term loan available under its existing credit agreement with SWK. In July, SWK closed an amendment to allow Journey to draw an incremental $5.0M upon FDA approval of DFD-29, a treatment for rosacea. The FDA’s current Prescription Drug User Fee Act (PDUFA) goal date for DFD-29 is November 4, 2024.

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Portfolio Company Updates:

AOTI, Inc.

Advanced Oxygen Therapeutics, Inc. (AIM: AOTI) is a medical technology company that develops and markets proprietary wound care therapies.

•	Successfully completed an IPO on the London Stock Exchange’s AIM in June 2024, raising gross proceeds of £35.1 million.
•	Generated $43.9M million in revenues for the year ended December 31, 2023.

Biolase, Inc.

Biolase, Inc. (OTC: BIOL) is a medical device company that develops, manufactures, and markets proprietary dental laser systems.

•	Generated increased adoption of its industry-leading laser, with approximately 67% of U.S. Waterlase sales coming from new customers and approximately 42% from dental specialists.
•	Third strongest consumable sales quarter in company history, with consumable sales increasing 14% year over year, largely driven by over 600 subscriptions.
•	Lowered adjusted EBITDA loss by 21% during quarter ended March 31, 2024, versus the same quarter last year.

Biotricity, Inc.

Biotricity, Inc. (Nasdaq: BTCY) is a medical technology company focused on delivering remote biometric monitoring solutions to the medical and consumer markets.

•	For the fiscal year ending March 31, 2024, revenues rose by 25% to $12.1 million compared to $9.6 million in the prior year. Gross margin was 69.3% for the fiscal year ending March 31, 2024, as compared to 56.5% in the corresponding prior year, as a result of expansion in recurring technology fee revenue base.
•	In July announced an accelerated timeline to achieve EBITDA positive before the end of calendar 2024

Elutia

Elutia Inc. (Nasdaq: ELUT) is a biologics company with a portfolio of regenerative products aimed at improving compatibility between medical devices and the patients they treat.

•	For the quarter ended March 31, 2024, reported year-over-year sales growth of ~28% for proprietary products (specifically CanGaroo and SimpliDerm).
•	In June 2024, announced FDA approval of EluPro (the company’s next-generation, drug-eluting version of CanGaroo) and raised gross proceeds of $13.3 million via the sale of common stock and prefunded warrants.

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Eton Pharmaceuticals, Inc.

Eton (Nasdaq: ETON) is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases.

•	Eton reported revenue for the quarter ended March 31, 2024, of $8.0 million, representing 50% growth over March 31, 2023, marking the 13th consecutive quarter of sequential product sales growth.
•	On April 30, 2024, Eton announced the submission to the FDA of New Drug Application (“NDA”) for ET-400, Eton’s proprietary patented formulation of hydrocortisone oral solution.
•	Acquired the U.S. rights to PKU GOLIKE, which is indicated for Phenylketonuria, from Relief Therapeutics.

Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) is a commercial-stage pharmaceutical company focused on commercializing FDA-approved, prescription dermatology products.

•	Total revenues for the first quarter ended March 31, 2024, were $13.0 million, a 7% increase from the $12.2 million reported in the first quarter of 2023.
•	Flagship products, Qbrexza and Accutane, grew by greater than 20% year-over-year.
•	Adjusted EBITDA of $11,000 for the first quarter ended March 31, 2024, compared to Adjusted EBITDA of $(5.3 million) for the first quarter of 2023.

Shield Therapeutics plc (LSE: STX)

Shield (LSE: STX) is a commercial-stage specialty pharmaceutical company focused on addressing iron deficiency with its lead product Accrufer®/Feraccru® (ferric maltol).

•	For the quarter ended March 31, 2024, total Accrufer® prescriptions of ~28.8k, up 174% year-over-year.
•	First quarter 2024 Accrufer® revenue of $4.0M at an average net selling price of ~$140/prescription.
•	Established $10.0 million accounts receivable facility with Sallyport Commercial Finance.
•	In May 2024, Korean partner for Accrufer® submitted an NDA with the Korean Ministry of Food and Drug Safety.
•	In July 2024 announced receipt of $5.7 million through the monetization of a China approval milestone payment with AOP Health International Management AG.

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About SWK Holdings Corporation

SWK Holdings Corporation is a life science focused specialty finance company partnering with small- and mid-sized commercial-stage healthcare companies. SWK provides non-dilutive financing to fuel the development and commercialization of lifesaving and life-enhancing medical technologies and products. SWK’s unique financing structures provide flexible financing solutions at an attractive cost of capital to create long-term value for all SWK stakeholders. SWK’s solutions include structured debt, traditional royalty monetization, synthetic royalty transactions, and asset purchases typically ranging in size from $5.0 million to $25.0 million. SWK also owns Enteris BioPharma, a clinical development and manufacturing organization providing development services to pharmaceutical partners. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors which, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Ira M. Gostin, MBA, APR

Investor Relations

775-391-0213

Investorrelations@swkhold.com

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